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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 2, 2007

                                NEW MOTION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                  34-51353                     06-1390025
(STATE OR OTHER JURISDICTION      (COMMISSION                  (IRS EMPLOYER
     OF INCORPORATION)            FILE NUMBER)               IDENTIFICATION NO.)

                         42 CORPORATION PARK, SUITE 250
                            IRVINE, CALIFORNIA 92606
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 777-3700



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS

         As set forth in a Definitive Information Statement on Schedule 14C, filed by the Registrant with the Securities and Exchange Commission on March 30, 2007, and pursuant to a Certificate of Amendment to the Registrant's Amended and Restated Certificate of Incorporation (the "Amendment"), as filed with the Secretary of State of the State of Delaware on May 2, 2007, effective as of 4:30pm Eastern Standard Time on the same date (the "Effective Time"), the
Registrant:

         -        changed its name to New Motion, Inc., from MPLC, Inc.;

         - increased the authorized number of shares of common stock, par value $0.01 per share ("Common Stock"), which the Registrant will have the authority to issue from 75,000,000 to 100,000,000; and

         - caused a 1-for-300 reverse stock split of the Registrant's Common Stock.

         These actions were approved at a meeting of the Registrant's Board of Directors on February 13, 2007, as well as by the requisite vote of the Registrant's stockholders on March 15, 2007. The post-reverse stock split Common Stock of the Registrant began trading on the Over-The-Counter Bulletin Board under the new ticker symbol "NWMO" as of May 3, 2007.

         In connection with the reverse stock split,

         - stockholders holdings less than 100 shares of Common stock of the Registrant as of the Effective Time were not affected;

         - stockholders holding 30,000 or fewer shares of Common Stock, but at least 100 shares of Common Stock of the Registrant as of the Effect Time were provided special treatment such that after the reverse stock split, such holders continue to hold 100 shares of the Registrant's Common Stock; and

         - no fractional shares resulted as all fractional shares were rounded up to the next round whole number.

         The effectiveness of the Amendment on May 2, 2007 caused a mandatory conversion of the Registrant's Series A Convertible Preferred Stock, par value $0.10 per share, Series B Convertible Preferred Stock, par value $0.10 per share, Series C Convertible Preferred Stock, par value $0.10 per share and Series D Convertible Preferred Stock, par value $0.10 per share into shares of the Registrant's Common Stock. Accordingly, following the reverse split and the mandatory conversion, the holder of the outstanding share of Series A Convertible Preferred Stock at the Effective Time received 1,200,000 shares of the Registrant's Common Stock, representing approximately 10.3% of the outstanding shares of the Registrant's Common Stock immediately following the reverse split and the mandatory conversion, and the holders of the outstanding shares of Series B Convertible Preferred Stock at the Effective Time received, in the aggregate, approximately 1,300,000 shares of the Registrant's Common Stock, representing approximately 11.1% of the outstanding shares of the
Registrant's Common Stock immediately following the reverse split and the mandatory conversion. Additionally, following the reverse split and the mandatory conversion, the holders of the outstanding shares of Series C Convertible


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Preferred Stock at the Effective Time, in the aggregate,  received approximately
7,263,688 shares of the Registrant's Common Stock, representing approximately 62.2% of the outstanding shares of the Registrant's Common Stock immediately following the reverse split and the mandatory conversion, and the holders of the outstanding shares of Series D Convertible Preferred Stock at the Effective
Time,  in  the  aggregate,   received  approximately  1,666,700  shares  of  the
Registrant's Common Stock, representing approximately 14.3% of the outstanding shares of the Registrant's Common Stock immediately following the reverse split and the mandatory conversion. The holders of the Registrant's Common Stock at the Effective Time, following the mandatory conversion and reverse split, owned approximately 250,000 shares of the Registrant's Common Stock, representing approximately 2.1% of the outstanding shares of Common Stock.

         As a result of the mandatory conversion of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, the Registrant no longer has any shares of Preferred Stock outstanding.

         On May 3, 2007, the Registrant issued a press release announcing the effectiveness of the Registrant's name change, the reverse split, and the new ticker symbol of the Registrant "NWMO". The foregoing release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (d)      Exhibits

         NUMBER   DESCRIPTION
         ------   -----------

         3.1      Certificate   of   Amendment   to  the  Amended  and  Restated
                  Certificate of Incorporation

         99.1     Press Release


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 NEW MOTION, INC.
                                                 (Registrant)

Dated: May 7, 2007
                                                 /s/ Allan Legator
                                                 ------------------------------
                                                 Allan Legator
                                                 Chief Financial Officer


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                                  EXHIBIT INDEX

NUMBER   DESCRIPTION
------   -----------

3.1 Certificate of Amendment to the Amended and Restated Certificate of Incorporation

99.1     Press Release


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